Exhibit 99.2

Stronghold Digital Mining, Inc. Announces Closing of Initial Public Offering, Including Full Exercise of Underwriters’ Option to Purchase Additional Shares of Class A Common Stock

New York, New York – October 22, 2021 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”) announced today the completion of its initial public offering of 7,690,400 shares of its Class A common stock at $19.00 per share, which includes the exercise in full by the underwriters of their option to purchase up to an additional 1,003,095 shares of Class A common stock. The shares of Class A common stock began trading on The Nasdaq Global Market on October 20, 2021, under the ticker symbol “SDIG.”

The net proceeds received by Stronghold from the offering (after deducting underwriting discounts and commissions and estimated offering expenses) were approximately $132.5 million. Stronghold intends to contribute the net proceeds of this offering to Stronghold Digital Mining Holdings LLC (“Stronghold LLC”) in exchange for Class A common units of Stronghold LLC. Stronghold LLC will use the proceeds for general corporate purposes, including for acquisitions of miners and power generating assets.

B. Riley Securities and Cowen acted as joint book-running managers, Tudor, Pickering, Holt & Co. served as lead manager, and D.A. Davidson & Co., Compass Point and Northland Capital Markets acted as co-managers for the offering.

The offering of these securities was made only by means of a written prospectus. A copy of the final prospectus relating to these securities may be obtained for free from: B. Riley Securities, Inc., Attention: Prospectus Department, 1300 North 17th Street, Suite 1300, Arlington, Virginia 22209, Phone: +1-703-312-9580, Email: prospectuses@brileyfin.com or from Cowen and Company, LLC, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, Phone: +1-833-297-2926, Email: PostSaleManualRequests@broadridge.com.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”), and an additional registration statement relating to the offering was filed with the SEC pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which automatically became effective upon filing. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

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About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant, a low-cost, environmentally beneficial coal refuse power generation facility in Pennsylvania.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements.” These forward-looking statements, including statements regarding Stronghold’s use of proceeds from the offering, represent Stronghold’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Stronghold’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Stronghold does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Stronghold to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with Stronghold’s initial public offering. The risk factors and other factors noted in Stronghold’s prospectus could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Contact:

Matt Glover or Jeff Grampp, CFA

Gateway Group, Inc.

SDIG@GatewayIR.com

1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com